UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2018

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace

Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On October 17, 2018, the Board of Directors (the “Board”) of Accuray Incorporated (the “Company”) approved the appointment of Andy Kirkpatrick, the Company’s then-current Senior Vice President, Global Operations and R&D, as the Company’s Senior Vice President, Chief Operations Officer.  In connection with his appointment, Mr. Kirkpatrick’s base salary was increased to $415,000 per year and his annual incentive bonus target under the Company’s bonus plan was increased to 75% of his base salary.

Mr. Kirkpatrick, 55, joined Accuray in 2007 having served as its Senior Vice President, Global Operations and R&D from April 2017 to October 2018, Senior Vice President, Global Operations and Corporate Development from December 2015 to April 2017, Senior Vice President and General Manager, Americas, from April 2014 to November 2015 and Vice President, Business Development from July 2007 to April 2014. He began his professional career as a nuclear engineer and submarine officer in the United States Navy. Mr. Kirkpatrick earned his MBA from the University of California, Berkeley, and his B.S. in Mechanical Engineering from the United States Naval Academy.

Mr. Kirkpatrick is not a party to any arrangement or understanding regarding his selection Senior Vice President, Chief Operations Officer. Mr. Kirkpatrick has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Kirkpatrick is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: October 23, 2018	By:	/s/ Jesse Chew
Jesse Chew
Senior Vice President, General Counsel and Corporate Secretary

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